UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2013 (June 5, 2013)

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54947	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

American Realty Capital Trust IV, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 4, 2013. At the annual meeting, the stockholders voted on the election of Nicholas S. Schorsch, Edward M. Weil, Jr., William G. Stanley, Abby M. Wenzel and Elizabeth K. Tuppeny to the Company’s Board of Directors for one-year terms until the 2014 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified.

At the time of the annual meeting, a quorum was not established. As a result, the board adjourned the meeting to permit additional time to solicit stockholder votes on the election of directors and the meeting reconvened on June 5, 2013 at 5:45 p.m., at the Company’s offices at 405 Park Avenue, New York, New York 10022.

The stockholders elected all five nominees for director.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
Nicholas S. Schorsch	34,234,375	120,505	830,341
Edward M. Weil, Jr.	34,217,475	137,388	830,358
William G. Stanley	34,174,630	120,408	890,183
Abby M. Wenzel	34,212,452	135,059	837,710
Elizabeth K. Tuppeny	34,203,653	149,099	832,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: June 10, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors